UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2026

ADC Therapeutics SA

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-39071 (Commission File Number)	N/A (IRS Employer Identification Number)

Biopôle Route de la Corniche 3B 1066 Epalinges Switzerland (Address of Principal Executive Offices) (Zip Code)	+41 21 653 02 00 (Registrant’s Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, par value CHF 0.08 per share	ADCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 C.F.R. §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 C.F.R. §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, the Board of Directors of ADC Therapeutics SA (the “Company”), with the advice of its independent compensation consultant, approved one-time retention awards (“Awards”) to certain of the Company’s employees, including its named executive officers as set forth below:

Name	Title	Cash Incentive Award	RSU Award
Ameet Mallik	Chief Executive Officer	$1,795,500	675,000
Jose Carmona	Chief Financial Officer	$541,842	203,700
Mohamed Zaki	Chief Medical Officer	$568,974	213,900

The Awards were granted pursuant to incentive award letter agreements (the “Incentive Award Agreements”) that set forth the terms and conditions of the respective Awards.

The cash portion will be paid on or about July 15, 2026. The cash portion is subject to repayment if the named executive officer’s employment with the Company terminates before June 30, 2027. Such repayment obligation will not apply if employment is terminated by the Company without cause or by the named executive officer for good reason.

The RSU portion was granted on June 30, 2026. The RSUs will vest upon the earlier of (x) June 30, 2027 and (y) termination of employment by the Company without cause or by the named executive officer for good reason, subject to the named executive officer’s continued employment with the Company on the vesting date.

The foregoing description of the Incentive Award Agreements does not purport to be complete and is qualified in its entirety by reference to the Incentive Award Agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Therapeutics SA

Date: July 2, 2026
	By:	/s/ Peter J. Graham
	Name:	Peter J. Graham
	Title:	Chief Legal Officer